MOODY CAPITAL SOLUTIONS, INC. 208 Summitrail Lane Dawsonville, GA 30524 Phone 706-216-0180

September 23, 2016

CONFIDENTIAL

Mr. Jake Sanchez

President & CEO

Medical Innovation Holdings, Inc.

620 NW 12th Avenue Boca Raton, FL 33486

Mr. Sanchez,

This letter (the “Agreement”) confirms Moody Capital Solutions, Inc.’s (“Moody Capital”) engagement as its exclusive 1 placement agent for Medical Innovation Holdings, Inc. (the “Company”), in connection with the Company’s financing of up to $5,000,000. The Securities in the Offering will likely be sold to “accredited investors” (the “Investors”), as such term is defined in Rule 501(a) of Regulation D, promulgated under the United States Securities Act of 1933, as amended, pursuant to an exemption from registration under Rule 506 of Regulation D.

Subject to the terms and conditions of this Agreement, the Company hereby appoints Moody Capital to act on a best efforts basis as its exclusive placement agent to privately place the Securities in an amount and on terms and conditions satisfactory to the Company. Moody Capital hereby accepts such engagement and agrees to use its best efforts to privately place the Securities with potential investors. The Company shall promptly refer to Moody Capital all offers, inquiries and proposals relating to any placement of the Securities made at any time during the Term (as defined below).

1. Services to be Rendered. In connection with the Offering, as requested, Moody Capital will manage the entire offering, assist the Company in structuring the Offering, identifying, contacting and evaluating potential investors, assist the company in preparing an executive summary, and all marketing materials including a power-point presentation. Facilitating potential purchasers’ due diligence investigations, analyzing and advising on the financial implications of offers, preparing and making presentations to the Company’s Board of Directors, formulating negotiation strategies and conducting negotiations, as appropriate, and in such other matters as may be agreed upon from time to time by Moody Capital and the Company (the “Services”).

In connection with this Agreement, the Company agrees to keep Moody Capital up to date and apprised of all material business, market and current legal practices and developments related to the Company and its operations and management, including, but not limited to providing Moody Capital with lists of current shareholders and investors and potential investors interested in participating in the proposed Transaction. Moody Capital shall devote such time and effort, as it deems commercially reasonable under the circumstances in rendering the Services. Moody Capital cannot guarantee results on behalf of the Company, but shall pursue all avenues that it deems reasonable through its network of contacts.

[1]	Please see definition of “Exclusive” in Paragraph 12.

2. Compensation. For Moody Capital’s services hereunder, the Company agrees to pay Moody Capital the fees outlined below:

(a) An investment banking fee of $30,000 payable in the following manner: $15,000 shall be paid upon the execution of this agreement, the second and final payment of $15,000 shall be paid thirty days thereafter. The Company at its so discretion has the right to terminate this agreement after the first thirty days and pay no additional investment banking fees only commission earned and any pre-approved out-of-pocket expenses.

(b) A sales commission equal to eight percent (8%) of the aggregate gross proceeds of the offering, a one percent (1%) due diligence and marketing allowance, and a two percent (2%) non-accountable expense allowance, for a total sales cost of eleven percent (11%). This sales cost is payable at multiple closings as determined by the company.

(c) Additionally; Moody shall receive ten percent (10%) warrant coverage on the aggregate gross proceeds of the offering. The warrant shall have a term of five (5) years, be exercisable at a price of one dollar ($1.00), will be transferrable, saleable and contain a cashless exercise provision.

(d) A loan origination fee equal to five percent (5%) for any senior debt

(e) Moody shall also receive an M&A fee equal to five percent (5%) of the value paid for the target company in cash at closing for targets introduced to the Company by Moody. The only exception is Advanced Medical Pricing Solutions, Moody shall only be paid 2.5% if this transaction is completed and funded.

(f) The Company shall reimburse Moody Capital directly for any and all pre-approved expenses, including allowance for legal fees in support of Moody Capital’s role in an offering, up to $20,000.

3. Background Checks. Upon execution of this Agreement, the Company shall assist Moody Capital in putting together a due diligence file that includes personal background checks on the Company’s Officers and Directors using a background investigation agency arranged for by Moody. Such fees shall be borne by the Company.

4. Information. The Company will furnish Moody Capital such information with respect to the Company and access to such Company personnel and representatives, including the Company’s auditors and counsel, as Moody Capital may request in order to permit Moody Capital to advise the Company and to assist the Company in preparing offering materials for use in connection with the Offering (including, but not limited to: a business plan; executive summary; three (3) year historical income statement, statement of cash flows, and balance sheet; five (5) year projected financial statements; use of proceeds statement; investor presentation; valuation analysis) (collectively, the “Offering Materials”). The Company will be solely responsible for the contents of the Offering Materials and other information provided to investors in connection with the Offering. The Company represents and warrants to Moody Capital that the Offering Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to advise Moody Capital promptly upon the Company becoming aware of the occurrence of any event or change in circumstance that results or might reasonably be expected to result in the Offering Materials containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company authorizes Moody Capital to provide the Offering Materials to investors in connection with the Offering. The Company and Moody Capital shall have the right to approve every form of letter, circular, notice, memorandum or other written communication from the Company or any person acting on its behalf in connection with the Offering.

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5. Termination and Survival. This Agreement shall terminate one hundred twenty (120) days from the date of the Agreement, however the Company shall have the right to terminate the Agreement at any time at its sole discretion. The Agreement may be extended as may be agreed in writing by Moody Capital and the Company (the “Term”). Notwithstanding the foregoing, it is understood that the provisions of Section 2 (to the extent fees are payable prior to termination), and sections 6 through 19 of this Agreement shall remain operative and in full force and effect regardless of any termination or expiration of this Agreement.

6. Tail Period and Right of First Refusal. Moody Capital shall be entitled to compensation as set forth in Section 2 of this Agreement for any Qualified Financing (as defined below) that occurs at any time during the twelve (12) month period following the termination or expiration of this Agreement. “Qualified Financing” shall mean any investment from a person or entity if (a) such purchaser or purchasers(or affiliate thereof), were solicited by Moody Capital concerning the Offering during the Term, (b) Moody Capital had discussions with such purchaser or purchasers (or affiliates thereof) concerning the Offering during the Term, or (c) the Company used materials or work product prepared by Moody Capital in connection with such subsequent investment. Within ten (10) days after the termination or expiration of this Agreement, Moody Capital shall provide to the Company a list of all persons solicited by Moody Capital in connection with the Offering (the “Solicitation List”). For all purposes under this Agreement, the Solicitation List shall be deemed to include (x) potential purchasers (or affiliates thereof) that were otherwise identified in writing to the Company during the Term as being solicited in connection with the Offering, in each instance whether or not such person (or affiliate) is included on the Solicitation List or (y) Moody Capital can prove through records or documentation that it solicited such investor with specific information about the Company of the Offering or Moody Capital can prove it held an in person, electronic or telephonic meeting with the Purchaser. All compensation shall be paid to Moody Capital on the date that the Company closes on the Qualified Financing.

7. Confidentiality of Advice. Except as otherwise provided in this paragraph, any written or other advice rendered by Moody Capital pursuant to its engagement hereunder are solely for the use and benefit of the Company’s executive management team and Board of Directors and shall not be publicly disclosed in whole or in part, in any manner or summarized, excerpted from or otherwise publicly referred to or made available to third parties, other than representatives and agents of the Company’s executive management team and Board of Directors who also shall not disclose such information, in each case, without Moody Capital’s prior approval, unless in the opinion of counsel and after consultation with Moody Capital, such disclosure is required by law. In addition, Moody Capital may not be otherwise publicly referred to without its prior written consent. The Company acknowledges that Moody Capital and its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Moody Capital in conducting such business with respect to others, or in rendering such advice to others, except as such advice may relate to matters relating to the Company’s business and properties and that might compromise confidential information delivered by the Company to Moody Capital.

8. Obligations Limited. Moody Capital shall have no obligation to make any independent appraisals of assets or liabilities or any independent verification of the accuracy or completeness of any information provided it in the course of this engagement and shall have no liability in regard thereto.

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9. Third Party Beneficiaries. This Agreement is made solely for the benefit of the Company, Moody Capital and other Indemnified Persons (as defined herein), and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement.

10. Representations and Warranties. The Company represents and warrants that this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

11. Indemnification. In connection with and as part of the engagement contemplated herein, the Company agrees to indemnify, defend and hold Moody Capital harmless in accordance with the indemnification rider attached hereto as Exhibit A.

12. Exclusive. The Company acknowledges and agrees that Moody Capital is being granted exclusive rights with respect to the Services to be provided to the Company and the Company is not free to engage other parties to provide services similar to those being provided by Moody Capital hereunder during the Term, without the prior written consent of Moody Capital. The Company agrees to keep Moody Capital apprised of all investors it is considering bringing into a transaction so that Moody Capital’s efforts can be adjusted accordingly. Moody agrees to work with other licensed investment bankers as sub-agents as needed and upon approval of the Company

13. Non-Circumvention. During the Term and the Tail Period of this Agreement, the Company agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, including the Company shall not permit its subsidiaries to sell securities with the effect of avoiding payment of fees under this Agreement. The Company agrees not to accept any business opportunity from any third party to whom Moody Capital introduces to the Company during the Term or the Tail Period of this Agreement without the consent of Moody Capital, unless for each business opportunity accepted by the Company from a third party introduced by Moody Capital, the Company remits a term sheet providing for compensation to the Placement Agent in accordance herewith, or which otherwise provides for a compensation structure in accordance herewith.

14. Compliance. Moody Capital hereby agrees to comply with all applicable federal and state laws governing the solicitation and offering of securities. Moody Capital further represents and warrants that it has all requisite licenses and authority to solicit and raise funds on the Company’s behalf.

15. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Georgia, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Georgia or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Georgia. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Dawson County, Georgia, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A JURY TRIAL, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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16. Legal Fees and Costs. If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his, her or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).

17. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

18. Future Advertisements. The Company agrees that Moody Capital has the right to place advertisements describing its services to the Company under this Agreement in its own marketing materials as well as financial and other newspapers and journals at its own expense following the final closing of the Offering.

19. Miscellaneous. (a) This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly cancelled; (b) Only an instrument in writing executed by the parties hereto may amend this Agreement; (c) The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature, or any other nature; (d) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one (1) instrument; (e) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights and obligations of the parties under this Agreement may not be assigned or delegated without the prior written consent of both parties, and any purported assignment without such written consent shall be null and void.

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If the foregoing correctly sets forth the understanding between the Placement Agent and the Company, please so indicate in the space provided below for that purpose within ten (10) days of the date hereof or this Agreement shall be withdrawn and become null and void. The undersigned parties hereto have caused this Agreement to be duly executed by their authorized representatives, pursuant to corporate board approval and intend to be legally bound.

MOODY CAPITAL SOLUTIONS, INC.

By:	Tim Moody	Date: September 30, 2016
Its:	CEO

MEDICAL INNOVATION HOLDINGS, INC.

By:	Jake Sanchez	Date: October 18, 2016
Its:	President & CEO

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EXHIBIT A

INDEMNIFICATION AND CONTRIBUTION

For purposes of this Exhibit A, unless the context otherwise requires, ” Moody Capital” shall include Moody Capital Solutions, Inc, any affiliated entity, and each of their respective officers, directors, employees, partners and controlling persons within the meaning of the federal securities laws and the successors, assigns, heirs and personal representatives of the foregoing persons (collectively, the “Indemnified Persons”).

The Company shall indemnify, defend and hold Moody Capital harmless against any losses, claims, damages, liabilities, costs and expenses (including, without limitation, any legal or other expenses incurred in connection with investigating, preparing to defend or defending against any action, claim, suit or proceeding, whether commenced or threatened against Moody Capital, or in appearing or preparing for appearance as a witness), based upon, relating to or arising out of or in connection with advice or services rendered or to be rendered pursuant to the Agreement, the transaction contemplated thereby or Moody Capital’s actions or inactions in connection with any such advice, services or transaction (including, but not limited to, any liability arising out of (i) any misstatement or alleged misstatement of a material fact in any offering materials and (ii) any omission or alleged omission from any offering materials, including, without limitation of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading), except to the extent that any such loss, claim, damage, liability, cost or expense results solely from the negligence, bad faith, unauthorized actions or willful misconduct of Moody Capital in performing the services which are the subject of the Agreement. If for any reason the foregoing indemnification is unavailable to Moody Capital or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Moody Capital as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company and its stockholders on the one hand and Moody Capital on the other hand, or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company and Moody Capital, as well as any relevant equitable considerations. No person guilty of fraudulent misrepresentation (as such term has been interpreted under Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Relative benefits to Moody Capital, on the one hand, and the Company and its stockholders, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value paid or received by the Company or its stockholders, as the case may be, pursuant to the transaction, bears to (ii) all fees paid to Moody Capital by the Company in connection with the engagement. Moody Capital shall not have any liability to the Company in connection with the engagement, except to the extent of its negligence, bad faith actions, unauthorized actions, its willful misconduct or any other legitimate breach of this Agreement.

The Company also agrees to promptly upon demand reimburse Moody Capital for its legal and other expenses reasonably incurred by it in connection with investigating, preparing to defend, or defending any lawsuits, investigations, claims or other proceedings in connection with any matter referred to in or otherwise contemplated by the Agreement; provided, however, that in the event a final judicial determination is made to the effect that Moody Capital is not entitled to indemnification hereunder, Moody Capital will immediately remit to the Company any amounts that have been so reimbursed.

The Company shall not be liable for any settlement of any action, claim, suit or proceeding (or for any related losses, damages, liabilities, costs or expenses) if such settlement is effectuated without its written consent, which shall not be unreasonably withheld. The Company further agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened action, claim, suit or proceeding in respect of which indemnification or contribution may be sought hereunder unless the Company has obtained an unconditional release of Moody Capital, from all liability arising therefrom. The reimbursement, indemnity and contribution obligations of the Company set forth in this Agreement shall be in addition to any liability which the Company may otherwise have to Moody Capital.

Any Indemnified Persons that are not signatories to this Agreement shall be deemed to be third party beneficiaries of this Agreement.

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